Exhibit 32




                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of DENTSPLY International Inc. (the "Company") on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Gerald K. Kunkle, Jr., Chief Executive Officer and Vice Chairman of the Board of Directors of the Company and William R. Jellison, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)   The  Report  fully  complies  with  the   requirements   of
           Sections  13(a) or 15(d)  of the  Securities  Exchange
           Act of 1934; and

(2)   The  information  contained in the Report fairly  presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.


/s/ Gerald K. Kunkle, Jr.
Gerald K. Kunkle, Jr.
Chief Executive Officer and
Vice Chairman of the Board of Directors


/s/ William R. Jellison
William R. Jellison
Senior Vice President and
Chief Financial Officer


March 16, 2005